UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Resolute Energy Corporation (“Resolute” or the “Company”) announced that it had received notification on July 23, 2015, from the New York Stock Exchange (“NYSE”) that the price of Resolute’s common stock has fallen below the NYSE’s continued listing standard.  The NYSE requires that the average closing price of a listed company’s common stock be above $1.00 per share over a consecutive 30 trading-day period.  As of July 20, 2015, the 30 trading-day average closing price of the Company’s common stock was $0.99 per share.

Under NYSE rules, the Company can avoid delisting if, during the six month period following receipt of the NYSE notice, Resolute’s common stock price per share and 30 trading-day average share price rises above $1.00.  During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements.  As required by the NYSE, in order to maintain its listing, the Company notified the NYSE on July 28, 2015 that it intends to cure the price deficiency before January 23, 2016.  The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

At the Company’s annual meeting of stockholders held on June 8, 2015, the Company’s stockholders approved a resolution authorizing the Board of Directors to implement a reverse stock split of its common stock at any time prior to December 31, 2015, at one of seven reverse split ratios: 1-for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by Resolute’s Board in its sole discretion.  If it becomes necessary to do so in order to maintain compliance with the NYSE listing standards, the Company’s Board will implement a reverse stock split prior to the end of the NYSE cure period, and may do so in advance of such date.

On July 28, 2015, Resolute issued a press release announcing, among other things, the NYSE continued listing notification described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit 99.1	Press Release dated July 28, 2015, announcing NYSE continued listing notification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2015

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 28, 2015, announcing NYSE continued listing notification.